Exhibit 5.2

September 26, 2005

Gregg Appliances, Inc.

4151 E. 96th Street

Indianapolis, Indiana 46240

Bingham McCutchen LLP

399 Park Avenue

New York, New York 10022

Re:	Registration Statement on Form S-4 of Gregg Appliances, Inc.

Ladies and Gentlemen:

We have acted as special Indiana counsel to Gregg Appliances, Inc., an Indiana corporation (the “Company”), and HHG Distributing, LLC, an Indiana limited liability company (the “Guarantor”), in connection with the Registration Statement on Form S-4, as amended to the date hereof (the “Registration Statement”), filed on behalf of the Company and the Guarantor with the Securities and Exchange Commission relating to the Company’s offer to exchange $165,000,000 aggregate principal amount of its 9% Senior Notes due 2013 (the “New Notes”) which are being registered under the Securities Act of 1933, as amended (the “Securities Act”), for its outstanding 9% Senior Notes due 2013 (the “Old Notes”), all as more fully described in the Registration Statement. The New Notes will be issued under the Company’s Indenture dated as of February 3, 2005 (the “Indenture”, and collectively with the New Notes and the Guarantee (as defined below), the “Transaction Documents”), among the Company, the Guarantor and Wells Fargo Bank, National Association, as Trustee (the “Trustee”). Capitalized terms not otherwise defined herein shall have the respective meaning assigned to such terms in the prospectus contained in the Registration Statement. The guarantee by the Guarantor under the Indenture with respect to the New Notes and endorsed on the New Notes is referred to herein as the “Guarantee”.

We have examined copies, certified or otherwise identified to our satisfaction, of the Transaction Documents and the documents listed in the attached Exhibit A, which is made a part hereof. For the purposes of this opinion, the documents listed in Exhibit A are hereinafter referred to collectively as the “Authorization Documents.”

Gregg Appliances, Inc.

Bingham McCutchen LLP

September 26, 2005

In rendering our opinion, we also have examined such certificates of public officials, organizational documents and records and other certificates and instruments as we have deemed necessary for the purposes of the opinion herein expressed and, with your permission, have relied upon and assumed the accuracy of such certificates, documents, records and instruments. We have made such examination of the laws of the State of Indiana as we deemed relevant for purposes of this opinion, but we have not made a review of, and express no opinion concerning, the laws of any jurisdiction other than the State of Indiana.

We have relied upon and assumed the truth and accuracy of the representations, certifications and warranties made in the Authorization Documents, and have not made any independent investigation or verification of any factual matters stated or represented therein. Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts or circumstances or the assumed facts set forth herein, we accept no responsibility to make any such investigation, and no inference as to our knowledge of the existence or absence of such facts or circumstances or of our having made any independent review thereof should be drawn from our representation of the Company and the Guarantor. Our representation of the Company and the Guarantor is limited to the transactions contemplated by the Registration Statement and other matters specifically referred to us by the Company and the Guarantor.

In rendering this opinion letter to you, we have assumed with your permission:

(a) The genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such copies.

(b) The respective factual representations, statements and warranties of the Company and the Guarantor in the Transaction Documents and the Authorization Documents, and in the other documents that we have reviewed, and upon which we have relied, are accurate, complete and truthful.

(c) All official public records (including their proper indexing and filing) furnished to or obtained by us, electronically or otherwise, were accurate, complete and authentic when delivered or issued and remain accurate, complete and authentic as of the date of this opinion letter.

(d) The corporate records or other organizational records of the Company provided to us are accurate and complete.

(e) The limited liability company records or other organizational records of the Guarantor provided to us are accurate and complete.

Gregg Appliances, Inc

Bingham McCutchen LLP

September 26, 2005

(f) The financial condition of the Guarantor at all relevant times will be such as will permit the authorization, execution and performance of the Guarantees under Ind. Code 23-18-5.

Based on the foregoing and upon such investigation as we have deemed necessary, and subject to the assumptions, qualifications, exceptions and limitations set forth herein, we are of the opinion that:

1. The Company is a corporation incorporated and validly existing under the law of the State of Indiana, for which the most recent required biennial report has been filed with the Indiana Secretary of State and no Articles of Dissolution appear as filed in the Indiana Secretary of State’s records.

2. The Guarantor is a limited liability company organized and validly existing under the laws of the State of Indiana for which the most recent required biennial report has been filed with the Indiana Secretary of State and no Articles of Dissolution appear as filed in the Secretary of State’s records.

3. The execution and delivery of the New Notes by the Company have been duly authorized by all requisite corporate action on the part of the Company.

4. The execution and delivery of the Guarantee endorsed on the New Notes by the Guarantor have been duly authorized by all requisite limited liability company action on the part of the Guarantor.

The opinions expressed herein are matters of professional judgment and are not a guarantee of result. We express no opinion other than as hereinbefore expressly set forth. No expansion of the opinions expressed herein may or should be made by implication or otherwise.

We are informed that Bingham McCutchen LLP is relying on this opinion letter in connection with its opinion letter to the Company and the Company’s offer to exchange the New Notes for the Old Notes and the registration of the New Notes under the Securities Act.

Very truly yours,

/s/ Ice Miller

EXHIBIT A

LIST OF DOCUMENTS REVIEWED

1.	Certificate of Existence for the Company issued by the Indiana Secretary of State, dated September 8, 2005.

2.	Certificate of Existence for the Guarantor issued by the Indiana Secretary of State, dated September 8, 2005.

3.	Articles of Incorporation of the Company as certified by the Indiana Secretary of State on January 28, 2005, to be a true and complete of the Articles of Incorporation of the Company, as amended, and as further certified by an authorized officer of the Company as of February 3, 2005, to be a true and complete copy thereof.

4.	Amended and Restated Articles of Incorporation of the Company as certified by the Indiana Secretary of State on August 17, 2005, to be a true and complete of the Amended and Restated Articles of Incorporation of the Company, as amended, and as further certified by an authorized officer of the Company as of the date hereof, to be a true, current and complete copy thereof.

5.	Articles of Organization of the Guarantor as certified by the Indiana Secretary of State on January 28, 2005, to be a true and complete of the Articles of Organization of the Guarantor, as amended, and as further certified by an authorized officer of the Guarantor as of the date hereof, to be a true, current and complete copy thereof.

6.	Bylaws of the Company, as certified by an authorized officer of the Company as of February 3, 2005, to be a true and complete copy of the Bylaws of the Company.

7.	Amended and Restated By-laws of the Company, as certified by an authorized officer of the Company as of the date hereof, to be a true, current and complete copy of the Amended and Restated By-Laws of the Company.

8.	Operating Agreement of the Guarantor, as certified by an authorized officer of the Sole Member of the Guarantor as of the date hereof, to be a true and complete copy of the Operating Agreement of the Guarantor.

9.	Resolutions of the Board of Directors of the Company dated February 3, 2005, as certified by an authorized officer of the Company as of the date hereof.

10.	Resolutions of the Sole Member of the Guarantor dated February 3, 2005, as certified by an authorized officer of the Sole Member of the Guarantor as of the date hereof.

11.	Officer’s Certificate of the Company dated the date hereof, as to certain factual matters.

12.	Officer’s Certificate of the Sole Member of the Guarantor dated the date hereof, as to certain factual matters.